Exhibit 10.3

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement (this “Agreement”) is made on September 16, 2019 (the “Effective Date”), by and between EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), and Antara Capital Master Fund LP (“Antara”).

RECITALS

WHEREAS, the Company has agreed to permit Antara (i) to designate for election to the board of directors of the Company (the “Board”) one individual to serve as a Board member and (ii) to designate one individual to serve as a Board observer, subject to the terms and conditions set forth herein; and

WHEREAS, on the date of this Agreement, the Company is issuing Antara warrants to purchase an aggregate of [4,240,000] shares of Common Stock (as defined below) (the “Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person; provided that, for the avoidance of doubt, the Company and any Person Controlled by the Company shall not be considered to be an Affiliate of Antara for any purpose under this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Antara” has the meaning set forth in the Preamble.

“Antara Board Observer” has the meaning set forth in Section 2.02(a).

“Antara Designated Director” has the meaning set forth in Section 2.02(a).

“Beneficial Owner” means, with respect to a security, a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Board” has the meaning set forth in the Recitals.

“Bylaws” means the By-laws of the Company, as amended or restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

“Common Stock” means common stock, each with $0.0001 par value, of the Company.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 4.07.

“Securities Exchange” means the national securities exchange on which the Company’s common stock, par value $0.0001, is then listed.

“Selected Courts” has the meaning set forth in Section 4.07.

“Termination Date” means the date of the expiration of the then-current term of the Antara Designated Director (or such person’s successor designee appointed under Section 2.02(e)) that expires after the date when Antara and its Affiliates Beneficially Own shares of Common Stock representing, in the aggregate, less than 15% of the shares of Common Stock issuable upon exercise of the Warrants issued by the Company to Antara as of the date of this Agreement for the first time.

“Warrants” has the meaning set forth in the Recitals.

Section 1.02 Other Definitional and Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in the singular or to “him,” “her,” “it,” “itself’ or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be. References to the Preamble, Recitals, Articles and Sections shall refer to the Preamble, Recitals, Articles and Sections of this Agreement, unless otherwise specified. The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to “include,” “includes” and “including” in this Agreement shall be deemed to be followed by the words “without limitation,” whether or not so specified. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted.

Article II
NOMINATION RIGHTS; REQUIRED CONSENTS

Section 2.01 Number of Directors. Except as required by applicable law or the listing standards of the Securities Exchange, from and after the Effective Date until the Termination Date, the Company shall not, without the prior written consent of Antara, take any action to increase the number of directors on the Board to more than eight directors.

Section 2.02 Board Nominee.

(a) Subject to the terms and conditions of this Agreement, from and after the Effective Date until the Termination Date, at every meeting of the Board, or a committee thereof, at which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, Antara shall have the right to nominate for election to the Board one individual designated by Antara to serve as a Board member (the “Antara Designated Director”), provided that no reduction in the ownership percentage of Antara and its Affiliates shall shorten the term of such director serving on the Board. The initial Antara Designated Director as of the Effective Date is Himanshu Gulati.

(b) Subject to Section 2.02(c), the Company shall take all actions (to the extent such actions are permitted by applicable law) to (i) include the Antara Designated Director in the slate of director nominees for election by the Company’s stockholders and (ii) include the Antara Designated Director in the proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.

(c) The Company’s obligations pursuant to Section 2.02(b) shall be subject to the Antara Designated Director providing, fully and completely, (i) any information that is required to be disclosed in any filing or report under the listing standards of the Securities Exchange and applicable law, (ii) any information that is required in connection with determining the independence status of the Antara Designated Director under the listing standards of the Securities Exchange, if any, and applicable law, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected.

(d) If the Antara Designated Director is not appointed, nominated or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason, (i) Antara shall be entitled to designate another nominee and shall do so as promptly as practicable following the failure of such Antara Designated Director to be appointed, nominated or elected to the Board and (ii) the director position for which the original Antara Designated Director was nominated shall not be filled pending such designation.

(e) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of the Antara Designated Director or for any other reason, Antara shall be entitled to designate such person’s successor (regardless of the ownership percentage held by Antara at the time of such replacement designation), and the Board shall promptly fill the vacancy with such successor, it being understood that any such successor designee shall serve the remainder of the term of the Antara Designated Director whom such designee replaces. Antara shall designate a successor pursuant to this Section 2.02(e) as promptly as practicable following any such vacancy.

Section 2.03 Board Observer.

(a) Subject to the terms and conditions of this Agreement, from and after the Effective Date until the Termination Date, Antara shall have the right to designate one individual to serve as a Board observer (the “Antara Board Observer”). During such time, Antara shall have the exclusive right to remove and replace such Antara Board Observer at any time by providing notice to the Company. The initial Antara Board Observer as of the Effective Date is Michael Bayles.

(b) The Company shall provide to the Antara Board Observer copies of all documents pertaining to any meeting of the Board that are provided to each member of the Board and shall provide them at the same time as they are provided to such members. Notwithstanding the foregoing, the Company shall have the right to withhold any such materials from the Antara Board Observer to the extent the Board determines, in its sole discretion, that such action is (i) necessary or advisable to preserve any evidentiary or attorney-client privilege or (ii) required to avoid a conflict of interest. The Antara Board Observer shall have the right to attend each meeting of the Board in the same manner as the members thereof except that the Company shall have the right to exclude the Antara Board Observer from any such meeting to the extent the Board determines, in its sole discretion, that such action is necessary or advisable to preserve any evidentiary or attorney-client privilege. The rights of the Antara Board Observer to receive information and attend Board meetings are subject to the Antara Board Observer (i) executing a confidentiality agreement in a form as may be determined by the Company and (ii) abiding by such trading policies as are generally applicable to all directors, officers and employees of the Company, as may be adopted by the Board to ensure compliance with applicable securities laws.

(c) The Antara Board Observer shall not be entitled to vote at any meeting of the Board.

Section 2.04 Compensation; Reimbursement of Expenses. The Company shall reimburse the Antara Designated Director and the Antara Board Observer for all reasonable and documented out-of-pocket expenses properly incurred in connection with his or her participation in the meetings of the Board or any committee of the Board and all functions and duties as a member of the Board, including all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as the Company reimburses the other non-executive members of the Board for such expenses.

Section 2.05 Indemnification, Exculpation and Insurance.

(a) The Company shall maintain in effect at all times directors’ and officers’ indemnity insurance covering the Antara Designated Director to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Company with respect to the other non-executive members of the Board.

(b) The Company shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any Antara Designated Director contained in the Certificate of Incorporation or Bylaws as in effect on the date hereof without the prior written consent of the Antara, except to the extent (i) required by applicable law or the listing standards of the Securities Exchange, if any, (and in such cases, in accordance with the Certificate of Incorporation or the Bylaws) or (ii) such amendment or alteration provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Certificate of Incorporation or Bylaws, as applicable.

Section 2.06 Corporate Policies. Except as otherwise provided in the Certificate of Incorporation, Antara acknowledges that the Antara Designated Director and the Antara Board Observer will be subject to all applicable corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. Notwithstanding the foregoing, no confidentiality policy shall preclude the Antara Designated Director or the Antara Board Observer from sharing information with Antara; provided that Antara maintains the confidentiality of such information.

Section 2.07 Required Consents. From and after the Effective Date until the Termination Date, without the approval of the Board and the Antara Designated Director, the Company shall not, and shall cause its subsidiaries not to, repurchase, exchange or redeem any Common Stock or preferred stock of the Company other than (i) a repurchase, exchange or redemption of Common Stock from an employee in connection with satisfying any of its obligations under an employee benefit plan or employment agreement and (ii) any required redemption or exchange pursuant to the terms of the instrument governing such Common Stock or preferred stock of the Company. The Company acknowledges that the foregoing provisions of this Section 2.07 are a material inducement for Antara to enter into this Agreement and the other agreements entered into between the Company and Antara on the date hereof, including the Warrants, and that Antara would not enter into such agreements without such provisions.

Article III
EFFECTIVENESS AND TERMINATION

Section 3.01 Termination. This Agreement and all rights and obligations hereunder shall terminate upon the earlier to occur of (a) the Termination Date and (b) the delivery of written notice to the Company by Antara terminating this Agreement.

Article IV
MISCELLANEOUS

Section 4.01 Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below, or sent by e-mail transmission (or such other address or contact information as shall be specified by like notice):

(a)   if to the Company, to:
[EVO Transportation & Energy Services, Inc.
8285 West Lake Pleasant Parkway,
Peoria, AZ, 85382
Attention: [Shirley Mays], General Counsel
E-mail: smays@evotransinc.com

with a copy which shall not constitute notice to:
[•]]

(b)   if to Antara or any Antara Designated Director, to:
[c/o Antara Capital LP
500 Fifth Avenue, Suite 2320
New York, NY 10110]

with a copy which shall not constitute notice to:
Milbank LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
Attention: Adam Moses
Email: amoses@milbank.com

Notices will be deemed to have been given hereunder when personally delivered or when receipt of e-mail has been acknowledged by non-automated response, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

Section 4.02 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.03 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.05 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.06 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.07 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Antara at their respective addresses referred to in Section 4.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.08 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Antara, or, in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.09 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that Antara may assign this Agreement to any of its Affiliates without the Company’s prior written consent. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

EVO TRANSPORTATION & ENERGY SERVICES, INC.

By:	/s/ John P. Yeros
Name:	John P. Yeros
Its:	Chief Executive Officer

[Signature Page to Director Nomination Agreement]

ANTARA CAPITAL MASTER FUND LP

By: Antara Capital LP
Its: Investment Advisor

By: Antara Capital GP LLC
Its: General Partner

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Its:	Managing Member

[Signature Page to Director Nomination Agreement]